UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2021

Deciphera Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38219	30-1003521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Smith Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (781) 209-6400

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 Par Value	DCPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 22, 2021, Deciphera Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the European Commission (“EC”) approved QINLOCK® (ripretinib) in the European Union (“EU”) for the treatment of adult patients with advanced gastrointestinal stromal tumor (“GIST”) who have received prior treatment with three or more kinase inhibitors, including imatinib. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 22, 2021, the Company announced that the EC approved QINLOCK in the EU for the treatment of adult patients with GIST who have received prior treatment with three or more kinase inhibitors, including imatinib.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Deciphera Pharmaceuticals, Inc. on November 22, 2021, furnished herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	DECIPHERA PHARMACEUTICALS, INC.

	By:	/s/ Steven L. Hoerter
	Name:	Steven L. Hoerter
	Title:	President and Chief Executive Officer